UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report  -  May 20, 2008
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jursidiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
401 East Las Olas Boulevard, Suite 1570, Fort Lauderdale, Florida 33301
(Address of principal executive offices) (Zip Code)

(954) 449-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     Louis D. Paolino, Jr., was removed as a director and as Chairman of the Board of Mace Security International, Inc. (“Company”) by the Company’s Board of Directors on May 20, 2008. Section 3.03 of the Company’s Bylaws authorizes the removal of a director, at any time, by the unanimous vote of all other directors. The vote occurred during a Special Meeting of the Board of Directors held on May 20, 2008. No cause finding for the removal of Mr. Paolino as a director was made by the Board of Directors and none is required by Section 3.03 of the Bylaws.

The Board of Directors of the Company also terminated Mr. Paolino as the Chief Executive Officer of the Company on May 20, 2008. The termination by the Company was made for willful misconduct under Paragraph 7(a)(iv) of the Employment Agreement between Mr. Paolino and the Company dated August 21, 2006 (“Employment Agreement”). The Employment Agreement is filed as Exhibit 10.1 to the Current Report on Form 8-K dated August 22, 2006. Paragraph 7(a)(iv) of the Employment Agreement allows the termination of Mr. Paolino for willful misconduct without the payment of any severance or termination payment. The actions of Mr. Paolino that the Board has determined as willful misconduct, generally relate to the Board’s belief that Mr. Paolino has not followed the instructions of the Board or sufficiently performed his supervisory duties. The published financial statements of the Corporation will not to be restated or revised due to the Board’s determination of the existence of willful misconduct by Mr. Paolino.

(c)     (1) Gerald T. LaFlamme has been appointed as the Company’s Interim Chief Executive Officer. The appointment was made by the Board of Directors at the Special Meeting of the Board of Directors held on May 20, 2008.

(2) Mr. LaFlamme has served as a director of the Company since December 14, 2007. From 2004 to the present, Mr. LaFlamme has been President of JL Development Company, Inc., a real estate development and consulting company. From 2001 to 2004, Mr. LaFlamme was Senior Vice President and CFO of Davidson Communities, LLC, a regional home builder. From 1978 to 1997, Mr. LaFlamme was Area Managing Partner for Ernst & Young, LLP, and a predecessor accounting firm in San Diego, CA. Mr. LaFlamme is a director and Chairman of the Audit Committee of Arlington Hospitality Inc. On August 31, 2005, Arlington Hospitality Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. At the time of the Chapter 11 filing, Mr. LaFlamme was a director of Arlington Hospitality Inc.

(3) A search committee of the Board of Directors has been formed to locate a permanent Chief Executive Officer. Mr. LaFlamme is expected to serve until a successor is appointed. The Company does not have an employment agreement with Mr. LaFlamme, who will be receiving a salary paid every two weeks under normal Company procedures and computed at an annualized rate of $260,000 while he serves as Interim Chief Executive Officer.

A copy of a press release issued by the Company is attached as Exhibit 99.1 and is incorporated herein by reference in its entirety.

A copy of a letter from Mr. Paolino to the Company dated May 22, 2008, regarding Mr. Paolino’s position with respect to the disclosures in this Item 5.02 is attached as Exhibit 99.2. The Company does not agree with the statements made by Mr. Paolino in the letter attached as Exhibit 99.2 and intends to vigorously defend any litigation he initiates.

Item 9.01     Financial Statements and Exhibits

                     99.1     Press Release issued by Mace Security International, Inc. on May 21, 2008.

                     99.2     Copy of letter from Mr. Paolino to the Company dated May 22, 2008, regarding Mr. Paolino’s position with respect to the disclosures in Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 23, 2008	Mace Security International, Inc.
(Registrant)

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer